UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) January 27, 2012


                                 WEB WIZARD INC.
             (Exact name of registrant as specified in its charter)

          Nevada                     001-33968                       N/A
(State or other jurisdiction        (Commission                 (IRS Employer
     of incorporation)              File Number)             Identification No.)

              No. 8, Lane 15, Gang Yang, Xin CunHuicheng, Xin Hui,
                              Jiang Men City, China
               (Address of principal executive offices) (Zip Code)

                                +7-3952-20-82-56
              (Registrant's telephone number, including area code)

                                       n/a
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On January 27, 2012, Web Wizard Inc. (the "Company", "we", "us", "our") entered into three separate agreements regarding the acquisition of certain assets related to providing psychic consultation services under the trade name "Psychic Friends Network". The agreements contemplate an acquisition of such assets, along with a concurrent financing.

The asset purchase agreement entered into by our company and PFN Holdings specifies that we will acquire a number of assets related to providing psychic consultation services under the trade name "Psychic Friends Network" in exchange for 50,600,000 shares of our common stock, following a 10 for 1 split currently issued common stock. The specific assets being acquired are enumerated in
Schedule 7 of the asset purchase agreement attached hereto as Exhibit 10.1. In conjunction with this acquisition, our sole director and officer Ya Tang Chao will cancel 50,000,000 post-split shares of our common stock. This agreement is subject to a number of conditions to closing, including:

     *    Completion of audited financial statements of PFN Holidings;
     * Completion of a 10 to 1 forward split of the company's issued, outstanding and authorized common shares;
     *    Completion of a name change to Psychic Friends Network Inc.;
     *    Cancellation of 50,000,000 shares by Ya Tang Chao;
     *    Closing of a financing of at least $245,000; and
     *    Securing an additional $500,000 in financing post-closing.

In conjunction with the asset purchase agreement, we also entered into a financing agreement with Right Power Services Ltd., a British Virgin Islands Company. Pursuant to the agreement, Right Power has agreed to provide us with a total of $745,000 in financing. $245,000 of the financing is to be provided to us prior to the closing of the asset purchase agreement at a price of $0.75 per post-split share. An additional $500,000 is to be provided within 90 days of the closing at a price which is the higher of $0.75 per share or 90% of the average of the closing prices of our common stock for ten trading immediately preceding the date of the investment. If we are not able to close on any of the $500,000 post-closing financing, PFN Holdings will receive an additional 70,000,000 shares of our common stock. If we are able to close on only $250,000 of the post-closing financing, PFN Holdings will receive an additional 40,000,000 shares of common  stock.  A full copy of this  agreement  is attached  hereto as
Exhibit 10.2.

We are also a party to a convertible debenture agreement in the amount of $5,000 entered into on January 27, 2012. The convertible debenture is a loan from Right Power to PFN Holdings. Upon closing of the asset acquisition agreement between our company and PFN Holdings, the convertible debenture will convert into post-split shares of our common stock at $0.75 per share, for a total of 6,667 shares. If the transaction does not close, the loan remains as a liability of PFN Holdings. A full copy of this agreement is attached hereto as Exhibit 10.3.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.1     Asset Purchase Agreement with PFN Holdings dated January 27, 2012

10.2     Financing Agreement dated January 27, 2012

10.3     Convertible Debenture Agreement dated January 27, 2012

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEB WIZARD INC.


/s/ Ya Tang Chao
---------------------------------
YA TANG CHAO
President and Director

Date: February 1, 2012

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